CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM
We consent to the incorporation

by reference in the

Registration Statement

s

Nos. 333-280693 and 333-266999 on Form
F-3 of our reports dated March 21, 2025, relating

to the consolidated financial statements

of Diana Shipping Inc. and the
effectiveness of Diana Shipping

Inc.’s

internal control over

financial reporting,

appearing in this Annual Report on Form
20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants

S.A.
Athens, Greece
March 21, 2025